Exhibit 15.5

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-175359) of Mecox Lane Limited of our report dated April 11, 2014, relating to the financial statements, which appears in this Form 20-F.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
April 11, 2014